UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or Section 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date Earliest Event reported) — June 1, 2016 (June 1, 2016)

MDC PARTNERS INC.

(Exact name of registrant as specified in its charter)

Canada (Jurisdiction of Incorporation)	001-13718 (Commission File Number)	98-0364441 (IRS Employer Identification No.)

745 Fifth Ave, New York, NY 10151
(Address of principal executive offices and zip code)

(646) 429-1800
(Registrant’s Telephone Number)

Check the appropriate box below if the Form 8−K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a−12 under the Exchange Act (17 CFR 240.14a−12)

☐	Pre−commencement communications pursuant to Rule 14d−2(b) under the Exchange Act (17 CFR 240.14d−2(b))

☐	Pre−commencement communications pursuant to Rule 13e−4(c) under the Exchange Act (17 CFR 240.13e− 4(c))

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

In connection with a limited restructuring of the Company’s corporate department, the Company and Andre Coste (Chief Operating Officer) entered into a Separation and Release Agreement, with an effective employment termination date of June 15, 2016.

Item 5.07	Submission of Matters to a Vote of Security Holders.

The annual meeting of shareholders of MDC Partners Inc. was held on June 1, 2016, in New York, New York, at which time the matters described below were submitted to a vote of the Company’s shareholders.

	For	Against	Withheld	Non-Votes

1. To elect the following persons as directors of the Company, to serve until the next annual meeting of shareholders or until his or her successor is duly elected or appointed, unless his office is earlier vacated in accordance with the by-laws of the Company:

Scott L. Kauffman	44,578,373	-	358,541	6,828,749
Clare Copeland	42,875,525	-	2,061,389	6,828,749
Larry Kramer	43,725,482	-	1,211,432	6,828,749
Anne Marie O’Donovan	44,219,364	-	717,550	6,828,749
Irwin D. Simon	44,219,364	-	717,550	6,828,749

2. To appoint BDO USA LLP as the Company’s auditors for 2016	46,786,092	-	389,861	4,589,710

3. To approve the Company’s proposed 2016 Stock Incentive Plan	40,943,565	2,693,349	-	8,128,749

4. To approve, in a non-binding, advisory vote, the compensation of the Company’s named executive officers pursuant to SEC rules	43,905,043	1,031,871	-	6,828,749

For more information about the matters voted on at the Shareholders’ Meeting, see the Company’s Definitive Proxy Statement on Schedule 14A, filed with the U.S. Securities and Exchange Commission on April 22, 2016.

2

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed by the undersigned hereunto duly authorized.

Date: June 1, 2016	MDC Partners Inc.

	By:	/s/ Mitchell Gendel Mitchell Gendel General Counsel & Corporate Secretary

3